UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2003
___________________________________
RJV Network, Incorporated
( Exact name of registrant as specified in its charter)

Nevada	94-3355026

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

15147 SE 46th Way
Bellvue, Washington 98006
(Address of principal executive offices)
________________________________________________

Edward Velton
President and Director
15147 SE 46th Way
Bellvue, Washington 98006
(Name and address of agent for service)
(425) 267-1194
(Telephone number, including area code of agent for service)

with a copy to:
Mark L. Baum
The Baum Law Firm
249 South Highway 101, Suite 432
Solana Beach, California 92075
(858) 523-1112

Section 13, subsection (l) of the Securities and Exchange Act of 1934 states: "Each issuer reporting under section 13(a) or 15(d) shall disclose to the public on a rapid and current basis such additional information concerning material changes in the financial condition or operations of the issuer, in plain English, which may include trend and qualitative information and graphic presentations, as the Commission determines, by rule, is necessary or useful for the protection of investors and in the public interest."

With this in mind, RJV Network, Incorporated (hereinafter "RJV") makes the following disclosures:

Item 5. Other Events and Regulation FD Disclosure .

On April 3, 2002, RJV filed a Preliminary Form 14(a) (the "14A") with the United States Securities and Exchange Commission ("SEC"). The 14A related to the proposed merger (the "Merger") between RJV and BioKinetix Research, Incorporated, an Alberta, British Columbia-based licensor of certain relevant technologies (hereinafter referred to as "Technologies").

In accordance with the Section 15.9 of the agreement (the "Agreement") related to the proposed Merger, the effective date of the Merger was to be January 1, 2003.

On May 1, 2003, RJV filed a Form 8K (the "May 8K"). In the May 8K, RJV stated that it had adopted a new method by which to accomplish the Merger. With this in mind, RJV withdrew the 14A and filed a preliminary Form 14(c) (the "14C") Information Statement. The 14C, which was subject to comment by the SEC and which was filed based on the 62.1% voting stock of RJV's President, was filed in order to accomplish the Merger.

RJV is committed to the effect of the Merger. In that regard, the RJV Board of Directors believes that the effect of the Merger Agreement may be carried out in yet another alternative manner. RJV expects that the alternative method will close by or before the 11th of July, 2003.

With all of the aforementioned in mind, RJV has sent a formal communication to the SEC requesting the withdrawal of the 14C (See attached correspondence to the SEC).

RJV Network, Inc.

July 1, 2003

/s/ Edward Velton
President and Director